                                                                   Exhibit f(ix)

                             MODIFICATION AGREEMENT
                             ----------------------


         THIS AGREEMENT is made as of this 18th day of September, 1996, by and among CIGNA HIGH INCOME SHARES ("Borrower"), and PNC BANK, NATIONAL ASSOCIATION ("PNC"), individually and as agent for itself and the other banks, if any (collectively, the "Banks"), which from time to time are parties to the hereinafter defined Credit Agreement (in such capacity, "Agent").

                                   BACKGROUND
                                   ----------

         A.  PNC,  Agent and  Borrower  entered  into an  Amended  and  Restated
Revolving Credit Agreement dated as of August 20, 1993 (the "Original Credit Agreement"), as amended by Modification Agreements dated as of 'March 11, 1994, June 28, 1994, June 30, 1994, December 1, 1994 and January 23, 1996
(collectively, the "Modification Agreements" and, the Original Credit Agreement, as amended by the Modification Agreements, the "Credit Agreement").

         B. The Loans (as defined in the Credit Agreement) are evidenced by Borrower's Second Amended and Restated Revolving Credit Note in favor of PNC in the principal amount of $101,300,000 dated January 23, 1996 (the "Note"). The
Note is secured by an Amended and Restated Pledge Agreement from Borrower dated as of August 20, 1993, as amended by the Modification Agreements (as amended, the "Pledge Agreement").

         C. Borrower has requested and PNC and Agent have agreed to further amend the Credit Agreement to extend the "Termination Date" set forth therein.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.  Definitions.  Capitalized  terms  used  herein  and  not  otherwise
             -----------
defined herein shall have the meanings assigned to them in the Credit Agreement.

         2.  Amendment  to Credit  Agreement.  The  Credit  Agreement  is hereby
             -------------------------------
amended as follows:

                  (a) In accordance with Section 9.3 of the Credit Agreement, the "Termination Date", as defined in Section 1. 1 of the Credit Agreement, is hereby changed from "May 1, 1998" to "May 1, 1999, or such later date as Agent may designate in writing in accordance with the provisions of Section 9.3 of this Agreement".

         3. Amendment to Note. The Note is hereby amended by replacing the date "May 1, 1998" that appears in the first paragraph thereof with the phrase "the Termination Date, as defined in the Loan Agreement defined below".

         4.  Amendment  to the Loan  Documents.  All  references  to the  Credit
             ---------------------------------
Agreement or the Note in the Note, the Credit Agreement, the Pledge Agreement and in any documents executed in connection therewith shall be deemed to refer to the Credit Agreement or the Note, as the case may be, as amended by this Agreement.

         5. Ratification of the Loan Documents.  Notwithstanding anything to the
            ----------------------------------
contrary herein contained or any claims of the parties to the contrary, Agent, PNC and Borrower agree that the Credit Agreement, the Note, the Pledge Agreement, and each of the documents executed in connection therewith are in full force and effect and each such document shall remain in full force and effect, as further amended by this Agreement, and Borrower hereby ratifies and confirms its obligations thereunder.

         6.  Representations and Warranties.
             ------------------------------

                  (a) Borrower hereby certifies that (I) the representations and warranties of Borrower in the Credit Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement, the Note or the Pledge Agreement exists on the date hereof.

                  (b) Borrower further represents that it has all the requisite power and authority to enter into and to perform its obligations under this Agreement and that the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or aware presently in effect or of the certificate of incorporation or bylaws of Borrower, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which Borrower is party or by which Borrower or any of its properties are bound.

                  (c) Borrower also further represents that its obligation to repay the Note, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of the Notes.

         7.  Miscellaneous.
             -------------

                  (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof.

                  (b) In the event any provisions of this Agreement shall be held invalid unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  (c) This Agreement shall be governed by and construed in accordance with the law laws of the Commonwealth of Pennsylvania.

                  (d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


[CORPORATE SEAL]                            CIGNA HIGH INCOME SHARES


Attest: /s/ Jeffrey S. Winer                By: /s/ Alfred A. Bingham III
       ----------------------------            --------------------------------

Title: Vice President + Secretary           Title: Vice President and Treasurer
       ----------------------------               -----------------------------


                                            PNC BANK,  NATIONAL ASSOCIATION,
                                            as a Bank and as Agent


                                            By: /s/ Raj Shah
                                               --------------------------------

                                            Title: Assistant Vice President
                                                  -----------------------------



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